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EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




To the Board of Directors of
American Oriental Bioengineering, Inc. and Subsidiaries

We consent to the incorporation by reference in the foregoing Registration Statement on Form S-3 (File No.333-131229) of our report dated March 13, 2006, relating to the consolidated financial statements of American Oriental Bioengineering, Inc. and Subsidiaries as of and for the years ended December 31, 2005 and 2004, which appears in this Annual Report on Form 10-KSB.





                                                    /s/ WEINBERG & COMPANY, P.A.
                                                    Certified Public Accountants


Boca Raton, Florida
March 30, 2006